EXHIBIT 99.1

Cleco and investor group enhance commitments

•	Cleco residential and small business customers to receive $370 on average as an upfront bill credit

•	Louisiana to receive $15 million in economic development funding

•	Employee jobs, salaries and benefits commitment and retiree benefits commitment to increase from five to 10 years

•	Investor group to provide for investment in up to 10 percent of Cleco equity by any Louisiana governmental pension plans

PINEVILLE, La., March 14, 2016 - Cleco Corporation (NYSE:CNL), the parent of regulated electric utility Cleco Power LLC and a group of North American infrastructure investors led by Macquarie Infrastructure and Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC), with John Hancock Financial and other infrastructure investors (collectively, the investor group) have decided to offer additional commitments that address issues raised by the Louisiana Public Service Commission (LPSC) at its Feb. 24, 2016, meeting.

In response to the LPSC’s feedback, the investor group and Cleco have enhanced and added to the package of 77 commitments for the transaction. The commitments include:

•
Approximately $100 million of immediate rate relief, which provides rate credits of $370 on average to every Cleco residential and small business customer.[1] These credits replace the previous $125 million of rate credits over 15 years.

•	A $15 million contribution to Louisiana’s economic development efforts to be administered by state economic development agencies in Cleco’s service territory.

•	Extended commitment from five to 10 years for Cleco employee headcount, salaries and benefits and retiree benefits.

•	The investor group will provide for investment by Louisiana governmental pension plans in up to 10 percent of Cleco’s equity.

The investor group and Cleco offer the following statement regarding the enhanced commitments: “We heard the Commission’s concerns, and we believe we have addressed them. Our goal has always been to make this transaction one that benefits our customers, employees, retirees and the communities Cleco serves. With over $100 million in rate relief targeted for this coming summer and the $15 million of contributions to economic development efforts, we believe this transaction brings immediate value to Cleco’s customers and communities.

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1 Rate credits expected to be based on monthly consumption for average residential and small business customers. Rate credits for each individual customer will therefore vary from the $370 average figure based on actual consumption.

“We are infusing substantial value into the state’s economy at a time when the state is encouraging jobs and business growth. We also have opened the door for Louisiana governmental pension plans to participate in Cleco’s ownership. Finally, while many companies are freezing pension plans and other benefits, we are extending our commitment from five to 10 years for headcount, salaries and benefits.

“We believe this improved set of commitments will be enormously beneficial to customers, employees and the communities Cleco serves.”

Forward-Looking Statements

Please note: Statements in this press release include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close; (ii) the failure to obtain Louisiana Public Service Commission approval required for the merger, or required Louisiana Public Service Commission approval delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the merger; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, which was filed with the Securities and Exchange Commission on Feb. 26, 2016, under the headings Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.
No Offering of Securities or Solicitation of Offers

This press release summarizes additional commitments to be made to the Louisiana Public Service Commission in connection with the process of seeking approval of the acquisition of Cleco by the investor group. It is not intended to and does not constitute an offering of securities or the solicitation of any offers.
About Cleco Corporation and Cleco Power LLC
Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 10 generating units with a total nameplate capacity of 3,333 megawatts. Cleco Power serves approximately 287,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi. Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Louisiana Public Service Commission approval of the transaction is required. For more information about Cleco, visit www.cleco.com.
About MIRA
Macquarie Infrastructure and Real Assets (MIRA) is the world’s leading infrastructure asset manager with growing portfolios in real estate, agriculture and energy. MIRA manages more than $101 billion of assets under management invested in more than 120 portfolio businesses, ~300 properties, ~ 3.6 million ha of farmland. MIRA is part of Macquarie Group, a leading financial services provider across a diverse range of sectors around the world. Founded in 1969, Macquarie Group is listed on the Australian Stock Exchange and has operations in 28 countries and has a total of $370 billion in assets under management.
About bcIMC
With C$123.6 billion of managed net assets, the British Columbia Investment Management Corporation (bcIMC) is one of Canada’s largest institutional investors within the global capital markets. Based in Victoria, British Columbia, bcIMC is a long-term institutional investor that invests in all major asset classes including infrastructure and other strategic investments. bcIMC’s clients include public sector pension plans, public trusts, and insurance funds.

Cleco Analyst/Investor Contact:
Tom Miller
tom.miller@cleco.com
(318) 484-7642

Cleco Media Contact:
Robbyn Cooper
robbyn.cooper@cleco.com
(318) 484-7136

Macquarie Contact:
Melissa McNamara
melissa.mcnamara@macquarie.com
(212) 231-1667

bcIMC Contact:
Gwen-Ann Chittenden
communications@bcimc.com
(778) 410-7156

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